EXHIBIT 22.1

Guarantor Subsidiaries

This list sets forth guarantors of the 9.000% Notes due on June 1, 2029 issued by Alta Equipment Group, Inc. and the jurisdiction of incorporation for each entity.

Alta Equipment Holdings, Inc. (MI)

Alta Enterprises, LLC (MI)

Alta Construction Equipment Illinois, LLC (MI)

Alta Heavy Equipment Services, LLC (MI)

Alta Industrial Equipment Michigan, LLC (MI)

Alta Construction Equipment, L.L.C (MI)

Alta Industrial Equipment Company, L.L.C (MI)

NITCO, LLC (MI)

Alta Industrial Equipment New York, LLC (MI)

Alta Construction Equipment Florida, LLC (MI)

Alta Construction Equipment New York, LLC (MI)

Peaklogix, LLC (MI)

Alta Construction Equipment Ohio, LLC (MI)

Alta Material Handling New York State, LLC (MI)

Alta Mine Services, LLC (MI)

Alta Kubota Michigan, LLC (MI)

Alta Construction Equipment New England, LLC (MI)

Alta Electric Vehicles Holding, LLC (MI)

Alta Electric Vehicles, LLC (MI)

Ginop Sales, Inc. (MI)

Alta Electric Vehicles South West, LLC (MI)

Ecoverse, LLC (MI)

Alta Equipment Distribution, LLC (MI)

Alta Equipment Canada Holdings, Inc. (MI)

Alta Construction Equipment Pennsylvania, LLC (MI)